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                                                                       EXHIBIT I





     Pursuant to Securities and Exchange Commission Regulation 13d-1(f) this shall constitute the agreement of the undersigned that the Schedule 13D to which this agreement is appended as an exhibit is filed on behalf of all and each of the undersigned.



Dated:    April 28, 1995



/s/ Marshall T. Reynolds                /s/ Robert L. Shell, Jr.
------------------------                ------------------------
MARSHALL T. REYNOLDS                    ROBERT L. SHELL, JR.


/s/ Shirley A. Reynolds                 /s/ Thomas W. Wright
-----------------------                 --------------------
SHIRLEY A. REYNOLDS                     THOMAS W. WRIGHT


/s/ Robert H. Beymer                    /s/ Deborah P. Wright
--------------------                    ---------------------
ROBERT H. BEYMER                        DEBORAH P. WRIGHT


/s/ Barbara W. Beymer                   /s/ Jeanne D. Hubbard
---------------------                   ---------------------
BARBARA W. BEYMER                       JEANNE D. HUBBARD